                                                                   EX-99.(e)(9)



                                 SALES AGREEMENT

THIS AGREEMENT made and entered into as of 1st day of July, 1999, by and between RICOH COMPANY, LTD., a Japanese corporation having its principal place of business at 1-15-5, Minami-Aoyama, Minato-ku, Tokyo 107-8544 Japan ("RICOH") on behalf of itself and its wholly owned subsidiary corporations - Ricoh Corporation a Delaware U.S.A. corporation having its principal place of business at 5 Dedrick Place, West Caldwell, New Jersey 07006, U.S.A. ("RC"); Ricoh
Europe B.V., a Netherlands corporation, having its principal place of business at Groenelaan 3, 1186 AA, Amstelveen, The Netherlands ("RE"); and Ricoh Asia Pacific PTE, Ltd., a Singaporean corporation having its principal place of business at 260 Orchard Road, #15-01/02 The Heeren, Singapore 2398855 ("RA") (hereinafter, RICOH, RC, RE and RA are severally and collectively referred to as "VENDOR"), and

LANIER WORLDWIDE, INC., a Delaware corporation, having its principal place of business at 2300 Parklake Drive, N.E., Atlanta, Georgia 30345 (hereinafter called "LANIER").

                                   WITNESSETH

WHEREAS, LANIER desires to purchase from VENDOR, and VENDOR is willing to sell to LANIER, certain products manufactured by or for VENDOR for resale, by LANIER, under the LANIER brand is certain territories,

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

Whenever used is this Agreement, unless otherwise clearly required by the context, the following terms shall have the meanings set forth is this Article and no other.

1. The term "MACHINES" means the models of facsimile equipment; digital multifunction products; and full color copiers manufactured by VENDOR (or its related and/or authorized companies or factories whether is Japan or elsewhere) to which VENDOR and LANIER have agreed upon the terms and conditions of sale and which are listed in Appendix A which is attached hereto and which is made a part hereof the specifications for which are set forth is Appendix B.


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2.       The term "PRODUCTS" means MACHINES, and all related accessories, consumable supplies and parts.

3.       The term "TERRITORY" means the countries of

         (1) North America (the United States of America, Canada and Mexico but excluding their territories or possessions such as Guam, etc) and Latin America;

         (2) Western Europe including countries of Poland, Czech, Solvakia, Latvia, and Russian Federation; and

         (3)   Australia.

ARTICLE 2. SALES RIGHT

1. LANIER shall have the non-exclusive right to sell and distribute the facsimile equipment identified in Appendix A-1 in the TERRITORY described in Article 1-3(1) (North and Latin America only).

2. LANIER shall have the non-exclusive right to sell and distribute the digital multifunction products identified in Appendix A-2 and the full color copiers identified in Appendix A-3 in the TERRITORY described in
         Article 1-3(1) through (3).

3. LANIER and VENDOR shall carefully study in good faith and determine by mutual agreements whether LANIER will sell the PRODUCTS in the other countries or not.

4. It is understood and agreed by LANIER and VENDOR that VENDOR may freely sell any products similar to or exactly the same as the PRODUCTS under any trademarks other than those of LANIER to any third party or parties (whether end-users, distributors, and/or retail dealers) in any countries of the world.

ARTICLE 3. PRICE AND SHIPMENT

1. Prices for PRODUCTS shall be respectively decided for three regions of the TERRITORY (North and Latin America; Western Europe; and Australia).

2. Prices for the PRODUCTS shall be established in three different currencies for respective regions of the TERRITORY as shown below, on an F.O.B. Japan (or other country of manufacturer) basis by VENDOR.


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-------------------------------------------------------------------------
               Region                                    Quoted in
-------------------------------------------------------------------------
         North and Latin America                            US$
-------------------------------------------------------------------------
         Western Europe                                     DFL
-------------------------------------------------------------------------
         Australia                                          JPY
-------------------------------------------------------------------------

3. Prices for the PRODUCTS shall be discussed and agreed upon by LANIER and VENDOR and then shall be in the price lists which VENDOR may issue from time to time to LANIER. However, when the prices shall be changed at any time in accordance with the Currency Sharing Rule described in
         Article 4, the prices shall be automatically determined by VENDOR.

4. If either party suggests an adjustment to the prices shown is price list, the parties shall negotiate in good faith for the suggested change and any such change, if mutually agreed upon, shall be effected only upon the issuance, by VENDOR, of an amended price list.

5. VENDOR will effect delivery of the PRODUCTS (excluding Spare Parts defined in Article 12) to the place designated by LANIER in writing by the time specified in the purchase order.

         Number of Products Shipment Locations from VENDOR to LANIER is as follows;

         1)    North and Latin America region - Three Locations

         2)    Western Europe region          - One Location

         3)    Australia region               - One Location

         Delivery terms shall be F.O.B. Japan (or other country of manufacture) and title to and all risk of loss or damage shall pass to LANIER when the PRODUCTS are effectively consigned, by VENDOR, to a carrier for delivery to LANIER at the shipping port.

ARTICLE 4. CURRENCY RISK SHARING RULE

LANIER and VENDOR agree to share the currency risk in accordance with the Currency Risk Sharing Rule set forth in Appendix C for the TERRITORY of North and Latin America, and Westerns Europe. The Currency Risk Sharing Rule set forth in Appendix C (the "Rule") shall be applied to the MACHINES identified in Appendix A, the related accessories and supplies, as follows;

a) FOR THE MACHINES, ACCESSORIES AND SUPPLIES MANUFACTURED IN JAPAN (WHETHER MANUFACTURED BY RICOH OR PROCURED BY RICOH FROM OTHER SOURCES);

         The FOB Prices Adjustment Formula (set forth in paragraph 5 of the
         Rule) shall be applied as it is.


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b)       FOR THE MACHINES AND ACCESSORIES MANUFACTURED BY RICOH ASIA INDUSTRIES
         (RAI) IN CHINA


         The FOB Prices Adjustment Formula (set forth in paragraph 5 of the
         Rule) shall be applied as it is; provided, however, that, only with respect to MACHINES of Lanier 5235MFD and Lanier 5245MFD and accessories thereof (Bridge Unit), sold to Lanier Europe AG, the FOB Prices Adjustment Formula shall be applied, with its "FOB Adjustment Ratio" multiplied by 0.5.

c)       FOR THE SUPPLIES MANUFACTURED BY RICOH INDUSTRIE FRANCE S.A. (RIF) IN
         FRANCE;

         The rule itself shall not be applicable.

d)       FOR THE ACCESSORIES MANUFACTURED BY RICOH ELECTRONICS INC (REI) IN USA;

         The FOB Prices Adjustment Formula (set forth in paragraph 5 of the
         Rule) shall be applied, with its "FOB Adjustment Ratio" multiplied by 0.5.

e) For the NIC Cards manufactured outside Japan and procured by RICOH's overseas subsidiaries for supply to LANIER:

         The Rule itself shall not be applicable.

ARTICLE 5. TERMS OF PAYMENTS

1. Payment for the PRODUCTS shall be made by LANIER on or before the thirtieth (30th) day following the date of Bill of Lading.


2. The payment shall be made by LANIER or LANIER's subsidiaries in the three different currencies as per below mentioned.

-------------------------------------------------------------------------
               Region                                    Quoted in
-------------------------------------------------------------------------
         North and Latin America                            US$
-------------------------------------------------------------------------
         Western Europe                                     DFL
-------------------------------------------------------------------------
         Australia                                          JPY
-------------------------------------------------------------------------

3. Credit line will be established for LANIER for each region of the TERRITORY by VENDOR.

         If the account balance for any region of the TERRITORY should exceed the credit line set forth for such region, a Stead By Letter of Credit or cash on delivery or advance payment will be requested by VENDOR against the amount in excess of the credit limit.

4. In order that VENDOR may have some reasonable assurance of each LANIER subsidiaries performance of its payment obligations set forth herein, LANIER


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         WORLDWIDE, INC. agrees that it shall irrevocably and unconditionally guarantee the financial performance of each of the LANIER subsidiaries which is subject to this Agreement.

5. LANIER WORLDWIDE, INC. shall pay to the appropriate entity of VENDOR, in full without discount or setoff, any and all amounts owing to VENDOR by each or all LANIER subsidiaries within fifteen (15) days of the date of VENDOR's demand to pay.


6. LANIER and VENDOR agree that the billings and payments shall be given or made as described below for respective regions of the TERRITORY.

-------------------------------------------------------------------------
                                Billing                       Payment
       Region           -------------------------   ---------------------
                           by             to               by          To
---------------------   ---------   -------------   ----------------   --
North & Latin America      RC           LANIER      LANIER Worldwide   RC
                                      Worldwide
-------------------------------------------------------------------------
   Western Europe          RE       LANIER Europe     LANIER Europe    RE
                                          AG               AG
-------------------------------------------------------------------------
      Australia            RA           LANIER           LANIER        RA
                                      Australia         Australia
-------------------------------------------------------------------------

ARTICLE 6. ANNUAL MINIMUM PURCHASE QUALITY

1. LANIER and VENDOR agree that the annual minimum quantity to be purchased (the "Minimum Purchase") by LANIER shall be specified, for each model of MACHINES and for each region of the TERRITORY, in Appendix D attached hereto.

2. In the event LANIER fails to purchase the Minimum Purchase quantity from VENDOR set for any specific model of MACHINES in any region of the TERRITORY in any year as set forth in Appendix D and no mutually acceptable remedy and conclusion are reached in good faith discussions, then in such event, VENDOR shall have the right, at its option, either to eliminate such specific model of MACHINES in such region of the TERRITORY from Appendix A or to eliminate such specific model of MACHINES in all regions of the TERRITORY from Appendix A upon four (4) months prior written notice from VENDOR.


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ARTICLE 7. ORDER PROCEDURES

1. LANIER shall issue to VENDOR, by the fifth (5th) business day of every month (except for January, April, July, and October, for which the seventh (7th) business day shall be applicable in the case of issuing an order to RC , or by the third (3rd) business day of every month in the case of issuing an order to RE, or by the first (1st) business day of every month in the case of issuing an order to RA, a firm order for the PRODUCTS (excluding Spare Parts defined is Article 12) to be manufactured during the following second (2nd) month and forecast for the PRODUCTS (excluding Spare Parts defined in Article 12) to be manufactured during the following third (3rd) month respectively.

2. Upon receipt of each firm order and forecast, VENDOR shall send written acknowledgement of such order to LANIER by the twenty-fifth (25th) calendar day of the same month. A firm order so acknowledged shall be final and binding upon the parties hereto.

         [Example]         On or before the 5th (1st or 3rd) business day of
                           May, LANIER shall place a firm purchase order for the PRODUCTS (excluding Spare Parts defined is Article
                           12) to be manufactured during the month of July, with the forecasts for August.

3. The forecasts far the production in the following third (3rd) month may fluctuate in terms of quantity within the range of plus or minus twenty-five percent (25%) with respect to each item of the PRODUCTS (excluding Spare Parts defined is Article 12), when such forecasts are converted to firm orders.

4. The firm purchase orders and forecasts set forth in paragraph 1 above shall be issued as shown below for respective regions of the TERRITORY.


          ---------------------------------------------------
                 Region                    From --> to
          ---------------------   ---------------------------
          North & Latin America   LATER Worldwide    -->   RC
          ---------------------------------------------------
             Western Europe       LANIER Europe AG   -->   RE
          ---------------------------------------------------
                Australia         LANIER Australia   -->   RA
          ---------------------------------------------------

5. Any terms or conditions printed on the face or the reveres side of LANIER's purchase order and/or VENDOR's acknowledge form shall not be part of this Agreement even in the event such purchase order sheet or VENDOR's acknowledgement form is signed and returned by VENDOR to LANIER or


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         LANIER to VENDOR.

6. PRODUCTS (excluding Spare Farts defined in Article 12) purchased by LANIER's subsidiaries and affiliates within the TERRITORY which are disclosed to and accepted by VENDOR will be deemed to be LANIER's purchases for purposes of meeting LANIER's Purchase Quantity obligations specified in Appendix D, attached hereto and made an integral part hereof.

ARTICLE 8. INSPECTION AND ACCEPTANCE

1. LANIER shall have the right to conduct an inspection of the PRODUCTS in VENDOR's factory in accordance with the inspection standards and procedures, and acceptance level table for model by model which are separately agreed upon by both parties. The inspection before delivery will be carried out by LANIER's personnel during a designated inspection period. LANIER shall promptly notify VENDOR in writing, of the result of inspection judgement (acceptance or rejection).

2. If any PRODUCTS are rejected by LANIER due to inspection and notice of such fact is sent to VENDOR, then the procedure mentioned below shall follow:

         VENDOR may either:

         (1)   Repair the rejected PRODUCTS at its expense in its discretion; or

         (2)   Replace the, rejected PRODUCTS with acceptable PRODUCTS.

3. In the event that VENDOR is not able to repair the rejected PRODUCTS in VENDOR's factory for any reasons and in the event that LANIER and VENDOR agree, VENDOR will request LANIER to repair the rejected PRODUCTS at the destination. VENDOR shall furnish to LANIER repair or replacement parts necessary for the repair of the rejected PRODUCTS to be performed by LANIER. VENDOR will pay a reasonable labor coats associated with such repairs.

4. In the event that LANIER fails or refuses to perform any inspection of certain PRODUCTS as set forth in this Article 8, then each PRODUCTS shall be deemed accepted without qualification.


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

ARTICLE 9. PTT APPROVALS

1. RICOH, on behalf of LANIER, will obtain the initial PTT approval as needed in each country where VENDOR markets its RICOH branded products.

2. All costs in obtaining such initial PTT approval for RICOH branded products in each country where LANIER markets products shall be borne by RICOH.

         In addition to the initial PTT approval, with, respect, to the countries where additional PTT approval is required for LANIER branded products, all additional costs for obtaining such additional PTT approval shall be borne by LANIER.

3. With respect to the countries where in addition to the initial PTT approval, LANIER must independently apply for PTT approval for LANIER branded products, all additional costs for obtaining such independent PTT approval shall be borne by LANIER.

ARTICLE 10.  MACHINE MODIFICATIONS, FUTURE MACHINES AND MACHINE DISCONTINUATION

1. If either party requests of the other a change of the specifications or standards or special specifications for the MACHINES and accessories, such matters shall be determined upon mutual discussions of the parties. If any such change or special specifications requested by LANIER, result, in the judgement of VENDOR, in an increase in the cost of MACHINES and accessories or in the length of time required for the manufacture or shipment to LANIER, then the cost increase for such MACHINES and accessories shall be charged to LANIER and an extension of the time of shipment shall be allowed without incurring any liability on the part of VENDOR.

2. In the event that VENDOR determines, in its sole discretion, to manufacture, market, or distribute the successors of the MACHINES and accessories, VENDOR may, at its option, offer such successor equipment to LANIER as additions to the MACHINES and accessories under this Agreement, and if VENDOR offers, the parties shall in good faith enter into negotiations to determine the purchase price for such equipment and the Minimum Purchase Quantity necessary or appropriate in light of such addition to the MACHINES and accessories.

3 VENDOR shall be entitled to discontinue any model of the MACHINES and accessories at any time provided that VENDOR shall provide LANIER with at least six (6) months advance notice, is writing of the discontinuation of such


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

         MACHINE or MACHINES and accessory or accessories.

         (1) Such discontinuation notice shall request that LANIER places its final production order not later than sixty (60) days after the date of the discontinuation notice.

         (2) If LANIER fails or refuses to place a final production order within the time allotted in Article 10-3-(1), then, in such event VENDOR shall be entitled to discontinue such MACHINE and accessory immediately after the end of such sixty (60) day, period.

4. In the event that LANIER has placed no order for any model of the MACHINES and accessories for six (6) consecutive months, VENDOR shall provide LANIER with a notice in writing of the discontinuation of such MACHINE or MACHINES and accessory or accessories.

         (1) Such discontinuation notice shall request that LANIER places its final production order not later than sixty (60) days after the date of the discontinuation notice.

         (2) If LANIER fails or refuses to place a final production order within the time allotted in Article 10-4-(1), then, is such event VENDOR shall be entitled to discontinue such MACHINE and accessory immediately after the end of such sixty (60) day period.

ARTICLE 11. WARRANTY

1. VENDOR Warrants that the MACHINES manufactured by VENDOR or its manufacturing affiliates and delivered to LANIER shall be free from any defects in material and workmanship under conditions which are described in specifications for the MACHINE set forth its Appendix B hereto;

         (a) for a period of twelve (12) months from the VENDOR's shipping date, or

         (b)   for a period of nine (9) months from the installation date, or

         (c) for a certain number of copies separately specified in Appendix E, whichever comes first.

2. VENDOR warrants that the spare parts, consumable parts and subassemblies manufactured by or for VENDOR and delivered to LANIER shall be free from any defects in material and workmanship under conditions which are described in specifications for the MACHINE set forth in Appendix B hereto for a period of six (6) months from VENDOR's shipping date, or for a certain number of copies specified in Appendix E for consumable parts, whichever comes first.

3. VENDOR warrants that OPC supplied by VENDOR shall be free from any defects in material and workmanship for a period of twelve (12) months from the VENDOR's shipping date, or for a separately defined number of copies as defined is Appendix E hereto, whichever first occurs. This warranty shall not apply to OPC that has been stored or transported after receipt by LANIER under conditions which are inconsistent with the specifications.

4. VENDOR warrants that the toner supplied by VENDOR shall be free from any defects in material and workmanship for a period of twelve (12) months from the VENDOR'S shipping date. This warranty shall not apply to toner that has been stored or transported after receipt by LANIER under conditions which are inconsistent with the specifications.

5. The sole obligation of VENDOR for the warranties of any kind or nature shall be provided to LANIER by VENDOR in the form of a lump sum payment (the "Warranty Compensation") on or about the end of every calendar quarter by region of the TERRITORY. The Warranty Compensation for the model of the MACHINES and related accessories, and photocouductor(s) shall, be set forth in Appendix F. The Warranty Compensation shall be renegotiated, if one party so desires, but is any event, not more than once a year. The Warranty Compensation is designed, and the parties hereto understand and agree that it is designed, as the sole and exclusive method to compensate LANIER for its costs and materials reasonably expected to be used in LANIER's service activities during the applicable warranty periods. VENDOR'S sole obligation with regards to warranties of each and every kind or nature shall be fulfilled when the Warranty Compensation as set forth in Appendix F, is paid or credited to LANIER by VENDOR.


6. VENDOR shall request. LANIER to have a technical meeting twice a year. The purpose of meeting is to know the information on MACHINES in the field; parts usage; symptoms; and customer call analysis is order for VENDOR to monitor operating performance of the MACHINES. LANIER shall install the MACHINES sold from its inventory using a first in first out basis.


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

7. Compensation and any countermeasure application for catastrophic failures will be negotiated by both parties on a case-by-case basis.

8. THE WARRANTY COMPENSATION DESCRIBED IN ARTICLE 11-5 ABOVE REPRESENTS (ONCE PAID OR CREDITED AS PROVIDED HEREIN) LANIER'S SOLE AND EXCLUSIVE REMEDY AS REGARDS ANY BREACH OF WARRANTY BY VENDOR AND VENDOR MAKES NO OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, ARISING OUT OF CUSTOM OR USAGE WITH RESPECT TO MERCHANT ABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY OR OTHERWISE.

9. VENDOR SHALL NOT, IN ANY EVENT, BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS OCCASIONED BY ANY BREACH OF WARRANTY OR EQUIPMENT DOWNTIME.

ARTICLE 12. SPARE PARTS AND CONSUMABLE SUPPLIES

1.       Spare Parts:

         (1) Spare Parts shall mean all parts for the MACHINES and optional accessories described in the parts list with part numbers, which VENDOR provides LANIER separately from time to time.

         (2) Order procedures and supply system for Spare Parts shall be discussed and agreed upon separately for each region of the TERRITORY.


         (3) VENDOR shall supply LANIER, with Spare Parts for five (5) years after the date of last shipment of MACHINES to LANIER provided, however, that in case any sudden change in parts procurement circumstances have made it difficult for VENDOR to further supply any specific Spare Parts to LANIER, then the parties hereto shall discuss and determine the action to be taken with respect to such Spare Parts. At the end of the fifth (5th) year, VENDOR may enter into negotiation as to the supply of Spare Parts for the sixth
               (6th) and seventh (7th) years.

2.       Consumable Supplies:

         VENDOR shall supply LANIER with Consumable Supplies for five (5) years after the date of last shipment of MACHINES to LANIER provided, however, that in case any sudden change in supplies procurement circumstances have made it difficult for

         VENDOR to further supply any specific Consumable Supplies to LANIER, then the parties hereto shall discuss and determine the action to be taken with respect to such Consumable Supplies. At the end of the fifth
         (5th) year, VENDOR may enter into negotiation as to the supply of Consumable Supplies for the sixth (6th) and seventh (7th) years.

ARTICLE 13. TRADEMARKS

1. The PRODUCTS shall, in accordance with instructions of LANIER, bear the trademark of LANIER. LANIER agrees that any disputes, claims, actions, suits or otherwise filed by any third party with respect to the said trademark or other trademarks directed by LANIER for use onto the PRODUCTS shall be settled at LANIER's sole responsibility and expense.

2. LANIER shall indemnify, hold harmless and defend VENDOR and VENDOR'S subsidiaries and affiliates from and against any loss, damage, or otherwise (including reasonable attorney's fees and disbursements) which VENDOR may suffer in any dispute, claim, actions, suit, or otherwise described in this Article 13.

3. Where it is required by any laws or regulations in any country of the TERRITORY to manifest the name of the manufacturers of the PRODUCTS, VENDOR may place the name or symbol of VENDOR or say contraction, abbreviation, or simulation thereof or other necessary marks onto the PRODUCTS in a manner approved by LANIER which approval shall not be unreasonably withheld. Nothing herein shall grant VENDOR any rights in and to the trademark, `LANIER'.


4. Nothing contained herein shall grant LANIER and rights in and to the trademarks, trade dress or insignia of VENDOR and/or VENDOR's subsidiaries and affiliates.

ARTICLE 14. PATENTS

1. For the purpose of this Article 14., "Claim" means any claim, whether before or outside of any Court, that the PRODUCTS purchased hereunder or the sale or normal use thereof constitute an infringement of any patents in the TERRITORY of a third party.

2. In the event that a Claim is brought against LANIER or its vendees, LANIER shall give VENDOR prompt written notice of the Claim, and VENDOR shall defend or otherwise respond to, at its expense, the Claim in whatever, manner VENDOR shall decide is appropriate, and shall defend and indemnify LANIER in any proceeding on the Claim. LANIER shall give VENDOR complete and absolute authority to conduct and control the settlement, compromise or prosecution, through counsel of its own choosing, of the proceeding. In all cases LANIER shall render all such assistance as VENDOR may reasonably request for the purpose of defending, settling or compromising the Claim.

3. In the event of such Claim, and whenever VENDOR deems it appropriate, VENDOR shall, at its own expense, either procure for LANIER and its vendees the right to continue using or selling the PRODUCTS or modify them so that they become noninfringing.

4. VENDOR shall not be liable for the Claim if the Claim solely arises out of or results from (1) VENDOR'S compliance with or adoption of any specification, design, feature, mark or symbol, component parts or printed materials furnished by LANIER for incorporation or use into the PRODUCTS, or (2) any modification or reworking made by LANIER, or upon instruction of LANIER performed by VENDOR, to the PRODUCTS.

5. VENDOR SHALL NOT, IN ANY EVENT, BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS WHICH LANIER OR ITS VENDEES MAY SUSTAIN OR SUFFER, EVEN IF VENDOR IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS, DUE TO OR IN CONNECTION WITH ANY CLAIM.

ARTICLE 15. DURATION OF THE AGREEMENT

1. This Agreement shall be deemed to come into force on the 1st day of July, 1999 and unless earlier terminated in accordance with the provisions of this Agreement shall continue in force and effect until and including the 30th day of June, 2002. The parties may extend this Agreement if they agree to do so at least 6 months prior to the expiration thereof.

2.       Provisions of Article 11, 12, 13, 14, 17, 23, 24, 25, 26-6 shall survive the expiration or termination of this Agreement.

ARTICLE 16. TERMINATION OF THE AGREEMENT

1. In the event of happening of any of the following events to either party, the other party may forthwith terminate, wholly or partly, this Agreement, any outstanding purchase orders and/or any other contract concluded under or in connection with this Agreement by sending a written notice to the first party.

         (1) If either party hereto continues in default of any obligation imposed on it herein and/or therein for more than two (2) months one (1) month in the event of any payment default after written notice has been dispatched by registered or certified airmail by the other party requesting that the party in default remedy such default;

         (2) If either party hereto is subjected to compulsory execution, public auction, coercive collection for its arrearage of taxes or public imposts, or suspension of business by public authorities, or appointment of any receiver or trustee of itself or any substantial portion of its property, or if an application or petition is submitted for bankruptcy, corporate arrangement, or commencement of corporate reorganization under statutes for the relief of debtors, or if either party hereto files a voluntarily application or petition for bankruptcy, corporate arrangement or commencement of corporate reorganization or composition under statutes for the relief of debtors; or if either party hereto adopts a resolution for discontinuance of its principal business or transfers to another company all or an important part of its assets or business or for a substantial decrease of its capital or for dissolution; or either party makes a general assignment for the benefit of creditors; or if either party hereto admits in writing its inability to pay debts as they become due; or if either party is declared in default of any material contract between it and the other hereto.

2. In the event of termination of this Agreement for any reason whatsoever:

         (1) VENDOR may, at its sole discretion, cancel any valid, accepted purchase order of the PRODUCTS which have been unshipped at the date of such termination. If any purchase order is cancelled for any reason whatsoever, VENDOR may sell any PRODUCTS which it is holding and which bear the LANIER brand name in any reasonable commercial manner anywhere VENDOR so chooses by first removing, at LANIER's cost and expense, any LANIER signs, marks, and/or labels from the PRODUCTS, and

         (2) Each party hereto shall promptly return to the other any materials of property in its possession or custody supplied by and belonging to the other party in connection with this Agreement.

3. Except as otherwise clearly provided herein, any termination of this Agreement shall be without prejudice to any right which shall have accrued to either party hereunder prior to such termination.

ARTICLE 17. DISCLOSURE OF INFORMATION

1. All information, suggestions, or ideas transmitted by either party to the other party in connection with this Agreement or the performance hereunder and which are designated in writing by the transmitting party as "SECRET" or "CONFIDENTIAL" shall be treated as secret or confidential by the receiving party and shall not be divulged or disclosed to any third party. It is specifically agreed that any technical know-how and marketing information (such as price and other sales conditions of either party to this Agreement) shall be hereby regarded as secret and confidential without making such designation.

2. Prior written approval of press releases and any other publicity in reference to this Agreement shall be obtained by the releasing party from the other party.

3. LANIER and VENDOR shall also exert best efforts to ensure that, their subsidiaries and purchasers for resale of office equipment do not utilize the similarity of the PRODUCTS to the other products or models of their office equipment in advertisements, representation, or methods of sale.

ARTICLE 18. ASSIGNMENT

Neither party shall assign, transfer, or otherwise dispose of this Agreement in whole or in part or of any right or obligation hereunder to any third party without the prior written consent of the other party.

ARTICLE 19. NOTICES

1. Except as otherwise provided herein all notices to be given or made under this Agreement shall be in writing and be deemed duly gives when personally delivered or sent by registered or certified air mail, postage prepaid, with information copy by facsimile transmission, and, addressed to the principal office of the parties as indicated hereinabove or to such other address as either party may hereafter furnish to the other party in writing.

2. Notices in writing personally delivered are deemed to have been properly given when delivered to as officer of the party to whom such notice is addressed.

3. Notices sent by mail shall be deemed given or made on the date of dispatch, provided that one party sending notices shall confirm with the other party its receipt of such notices.

ARTICLE 20. EXCEPTIONS

1. Neither party (the "Affected Party") shall be liable to the other in any manner for failure or delay to fulfill all or part of this Agreement, directly or indirectly, owing to Act of God, governmental orders or restriction, war, threat of war, warlike conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, strike, lockout, accident, or any other events or causes beyond its reasonable control.

2. In the event of any delay or failure due to the cause or causes given in the preceding paragraph 1, the affected party shall send, by cable or telex or otherwise, a written notice stating the reason therefor to the other party (the "Unaffected Party") as promptly as possible. The performance of the affected party shall be deemed suspended as long as, and to the extent that, any such cause(s) continues, but this Agreement and/or any purchase order(s) and/or other contract concluded under or in connection with this Agreement then executory shall not be regarded terminated, frustrated, or cancelled simply as a result of such delay or failure and the parties hereto shall continue once more with their performance when the cause or causes of such delay or failure have ceased or have been eliminated; provided, however, that if such delay or failure extends or is reasonably anticipated to extend for a period of more than three (3) months, the Unaffected Party may, without any liability on its part, terminate or cancel this Agreement and/or said purchase orders and/or any other contract concluded under or in connection with this Agreement by sending a written notice to the Affected Party.

3. It is specifically understood and agreed that if LANIER cancels any purchase order pursuant to paragraph 2 above, VENDOR may sell the PRODUCTS elsewhere and in any manner by removing any LANIER signs, marks, and labels on the PRODUCTS destined for LANIER.

ARTICLE 21. NON-PROLIFERATION AGREEMENT

1. VENDOR and LANIER acknowledge the importance of non-proliferation of massdestruction weapons such as nuclear, chemical, or biological weapons or missile technology, and hereby agree to observe any laws and ordinances concerning such nonproliferation in the country in which each party is located, relative to use, sale, transfer of the PRODUCTS/technical information which are to be supplied from VENDOR to LANIER hereunder (hereinafter called "PRODUCTS/TECHNICAL INFORMATION").

2. LANIER shall not use or utilize the PRODUCTS/TECHNICAL INFORMATION for development, design, manufacture and/or use of nuclear weapons, chemical weapons, biological weapons or missile technology.

3.       (1)   Where it is possible that any PRODUCTS/TECHNICAL INFORMATION is to be used for development, design, manufacture and/or use of nuclear weapons, chemical weapons, biological weapons or missile technology, LANIER shall identify and confirm end users and end use of such PRODUCTS/TECHNICAL INFORMATION before selling, transferring or providing such PRODUCTS/TECHNICAL INFORMATION to them.

         (2) If any PRODUCT/TECHNICAL INFORMATION are, or are likely to be used by a person or a company for development, design, manufacture and/or use of nuclear weapons, chemical weapons, biological weapons or missile technology, LANIER shall not sell, transfer, or furnish PRODUCTS/ TECHNICAL INFORMATION to such a person or a company.

4. In case LANIER exports the PRODUCTS/TECHNICAL INFORMATION, it shall export strictly in accordance with the laws and ordinances of the exporting country.

ARTICLE 22. ENTIRE AGREEMENT

This Agreement and Appendices constitutes the entire and only agreement between the parties hereto as to the subject matter hereof and supersedes all previous understandings, commitments; and agreements whether oral or written relating to the subject matter hereof, and no modification, amendment, or supplement of this Agreement shall be binding upon the parties hereto except by mutual express written consent of subsequent date signed by an authorized representative or officer of each of the parties hereto.

ARTICLE 23. ARBITRATION

All disputes and/or differences between VENDOR and LANIER arising out of or in connection with this Agreement shall be settled amicably through negotiations. In case such dispute or difference cannot be settled amicably, it shall be referred to arbitration consisting of three (3) arbitrators. In the event VENDOR demands arbitration, such arbitration shall be held in the State of Georgia, United States of America, in accordance with the rules of the American Arbitration Association. In the event LANIER demands arbitration, such arbitration shall be held in Tokyo, Japan, in accordance with the rules of the Japanese Commercial Arbitration Association. Any such arbitration shall be conducted in the English Language.

The decision and award of the arbitration shall be final and binding upon the parties hereto and may be entered in any Court having jurisdiction, The cost of any arbitration shall be equally borne by the parties hereto.

ARTICLE 25. GOVERNING LAW

It is mutually agreed that, except as otherwise required by mandatory provisions of applicable laws of the TERRITORY, the terms of this Agreement and the performance hereunder shall in all respects be governed, construed, and interpreted by and under the laws of the State of New York, U.S.A.

ARTICLE 25. PRODUCT LIABILITY

1. VENDOR shall indemnify and hold harmless LANIER from any liability, loss, expense, damage or cost, which may arise or be asserted based upon death or injury or damage of any kind to any person or property claimed to have resulted from any actual or alleged defect in material or workmanship in any of the Products sold to LANIER; provided, however, that LANIER shall give VENDOR prompt notice of any such claim for liability, loss, expense, damage or cost, shall permit VENDOR to control the defense of any litigation relating thereto, and shall cooperate at LANIER's expense with VENDOR in the defense thereof, and provided further, however, that VENDOR shall not be obligated to indemnify LANIER for any special, incidental or consequential damages.

2. No indemnity set forth in this paragraph shall apply if, at the time of the incident giving rise such liability, loss, expense, damage or cost, the Products involved was not being utilized for the purpose for which it was reasonably intended to be used, or such liability, loss, expense, damage or cost resulting from LANIER's negligence, abuse, improper instruction to users, or improper storage, warehousing, transport, maintenance, repair or installation.

ARTICLE 26. MISCELLANEOUS

1. WAIVER: A waiver by a party hereto of any particular provision hereof shall not be deemed to constitute a waiver is the future of the same or any other provision of this Agreement.

2. SEPARABILITY: The parties hereto agree that, in the event of one or more of the provisions hereof being subsequently declared invalid or unenforceable by Court or administrative decision, such invalidity or unenforceability of any of the provisions shall not in any way affect the validity or enforceability of any other provisions hereof except those other provisions which comprise as integral part of or are otherwise clearly inseparable from such invalidated or unenforceable provisions,

3. APPLICABLE LANGUAGE: This Agreement has been executed by the parties hereto in the English language, and no translated version of this Agreement into any other language shall be controlling and binding upon any of the parties hereto.

4. TITLES: The Article titles in this Agreement have been inserted for convenience only and shall in no way be used in the interpretation hereof.

5. EXPENSES: Unless otherwise expressly agreed herein or otherwise in writing by the parties hereto, each party shall bear all expenses and disbursements incurred or made by itself or any other investment made by itself in connection with or in pursuant of this Agreement, and neither party shall be entitled to compensation from the other party for the said expenses, disbursements, or investment, whether on termination of this Agreement for any reason whatsoever or otherwise, unless otherwise expressly agreed upon in writing by the other party.

6. GUARANTEE, OF LANIER'S SUBSIDIARY: LANIER hereby unconditionally guarantees to VENDOR the due and punctual performance by LANIER's subsidiary of all the terms and conditions of this Agreement to be performed by LANIER's subsidiary hereunder, and indemnifies and holds VENDOR harmless from and against any damages, costs, expenses, and other liabilities incurred by VENDOR by reason of failure of LANIER's subsidiary to fully perform and comply with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective representatives or officers duly authorized thereunto as of the date first above written.

RICOH COMPANY LTD.                          LANIER WORLDWIDE, INC.

By:  /s/ Masami Takeiri                     By:  /s/ C. Lance Herrin
     -------------------------                   --------------------------

Name:  Masami Takeiri                       Name:  C. Lance Herrin
       -----------------------                     ------------------------

Title:  Managing Director                   Title:  Chief Operating Officer
        ----------------------                      -----------------------

Date:   8/31/99                             Date:   9/21/99
        ----------------------                      -----------------------

                                   APPENDIX A

                                   (MACHINES)

1.  FACSIMILE EQUIPMENT

         (1) Lanier FAX 7570

2.  DIGITAL MULTI FUNCTION PRODUCTS

         (1) Lanier 5020 MFD
         (2) Lanier 5025 MFD
         (3) Lanier 5235 MFD
         (4) Lanier 5245 MFD
         (5) Lanier 5255 MFD
         (6) Lanier 5265 MFD
         (7) Lanier 5218 MFD
         (8) Lanier 5222 MFD
         (9) Lanier 5227 MFD

3.  FULL COLOR COPIERS

         (1) Lanier 5706 DC
         (2) Lanier 5806 DC
         (3) Lanier 5710 DC

                                   APPENDIX B
                              MAJOR SPECIFICATIONS
                         MODEL LANIER 5706/ 5806/ 5806E

----------------------------------------------------------------------------------------------------------------
Specification                    Model: Iris                 Model: Lilac AD               Model: Lilac ED
                                 Lanier 5706                   Lanier 5806                  Lanier 5806E
----------------------   ---------------------------   ---------------------------   ---------------------------
Configuration            Desk Top                      Desk Top                      Desk Top
----------------------------------------------------------------------------------------------------------------
Process                  Dry Electrostatic             Dry Electrostatic             Dry Electrostatic
                         Transfer System               Transfer System               Transfer System
----------------------------------------------------------------------------------------------------------------
Resolution (Copy)        400dpi/ 8bit                  400dpi/ 8bit                  400dpi/ 8bit
----------------------------------------------------------------------------------------------------------------
Resolution (Print)       4,800x600dpi/ 8bit            4,800x600dpi/8bit             4,800x600dpi/ 8bit
                               With smoothing                With smoothing                With smoothing
----------------------------------------------------------------------------------------------------------------
Grey scale               256 gradations                256 gradations                256 gradations
----------------------------------------------------------------------------------------------------------------
Originals                Sheets/Books/Objects          Sheets/Books/Objects          Sheets/Books/Objects
----------------------------------------------------------------------------------------------------------------
Original Size            Max.A3(11"x17")               Max.A3(11"x17")               Max.A3(11"x17")
----------------------------------------------------------------------------------------------------------------
Copy Paper Size

Paper Tray               Max.A3                        Max.A3                        Max.A3
                         Min A5 (lengthwise)           Min.A5 (lengthwise)           Min.A5 (lengthwise)
Bypass Tray              Max.12"x18"(305x457+0)        Max.12"x18"(305x457+0)        Max12"x18"(305x457+0)
                         Min.A6  (100 _ 140+0)         Min.A6  (100_140+0)           Min.A6  (100_140+0)
                                        (lengthwise)                  (lengthwise)                  (lengthwise)
----------------------------------------------------------------------------------------------------------------
Paper Latitude           52-160g/+u(17-42lb)           52-160g/+u(14-42lb)           52-160g/+u(17-42lb)
----------------------------------------------------------------------------------------------------------------
Copy speed (IC)                     21cpm                         28cpm                         28cpm
           (FC)                      6cpm                          6cpm                          6cmp
----------------------------------------------------------------------------------------------------------------
1st copy speed (BW)                8 sec.                        8 sec.                        8 sec.
               (FC)               22.4 sec.                     22.4 sec.                     22.4 sec.
----------------------------------------------------------------------------------------------------------------
Warm Up Time                  Less than 7 min.              Less than 7 min.              Less than 7 min.
----------------------------------------------------------------------------------------------------------------
Paper supply (std.)              500+50shts                      50shts                        50shts
             (max)                2,050shts                     1,550shts                    1,550,shts
----------------------------------------------------------------------------------------------------------------
Magnifications                     7R5E+2                        7R5E+2                        7R5E+2
----------------------------------------------------------------------------------------------------------------
Zoom                               25-400%                       25-400%                       25-400%
----------------------------------------------------------------------------------------------------------------
Power source                    120V/60Hz(US)                 120V/60Hz(US)                 120V/60Hz(US)
                            220-240V/50-60Hz(EU)          220-240V/50-60Hz(EU)          220-240V/50-60Hz(EU)
----------------------------------------------------------------------------------------------------------------
Dimensions                     620x680x602 mm                620x757x602 mm                620x757x602 mm
----------------------------------------------------------------------------------------------------------------
Weight                         Less than 105kg               Less than 108kg               Less than 108kg
----------------------------------------------------------------------------------------------------------------

                                   APPENDIX B
                              MAJOR SPECIFICATIONS
                            MODEL: LANIER 5710/5710E

---------------------------------------------------------------------------
Specification            Model: Cattleya AD           Model: Cattleya ED
                             Lanier 5710                 Lanier 5710E
-------------------   ------------------------   --------------------------

Configuration         Console                    Console
---------------------------------------------------------------------------
Process               Dry Elecrostatic           Dry Elecrostatic
                      Transfer System            Transfer System

---------------------------------------------------------------------------
Resolution (Copy)     600dpi/ 8bit               600dpi/ 8bit
---------------------------------------------------------------------------
Resolution (Print)    4,800x600dpi/ 8bit         4,800x600dpi/ 8bit
                             With smoothing                 With smoothing
---------------------------------------------------------------------------
Grey scale            256 gradations             256 gradations
---------------------------------------------------------------------------
Originals             Sheets/Books/Objects       Sheets/Books/Objects
---------------------------------------------------------------------------
Original Size         Max.A3(11"x"17)            Max.A3(11"x"17)
---------------------------------------------------------------------------
Copy Paper Size

Paper Tray            Max.A3                     Max.A3
                      Min.A5   (lengthwise)      Min.A5  (lengthwise)
Bypass Tray           Max.13"x19" (330x483+0)     Max.13"x19" (330x483+0)
                      Min.A6 (100-140+0)         Min.A6 (100-140+0)
                               (lengthwise)                   (lengthwise)
---------------------------------------------------------------------------
Paper Latitude        64-256g/+u (17-67lb.)      64-256g/+u(17-67lb.)
---------------------------------------------------------------------------
Copy speed (1C)                   40cpm                        40cpm
           (FC)                   10cpm                        10cpm
---------------------------------------------------------------------------
1st copy speed (BW)              8 sec.                        8 sec
               (FC)             16.5 sec.                    16.5 sec.
---------------------------------------------------------------------------
Warm Up Time               Less than 8.5 min.           Less than 8.5 min.
---------------------------------------------------------------------------
Paper Supply (std.)             1,550shts                    1,550shts
             (max)              3,050shts                    3,050shts
---------------------------------------------------------------------------
Magnifications                  7R+5E+2U                     7R+5E+2U
---------------------------------------------------------------------------
Zoom                             25-400%                      25-400%
---------------------------------------------------------------------------
Power source                  120V/60Hz(US)                120V/60Hz(US)
                          220-240V/50-60Hz(EU)         220-240V/50-60Hz(EU)
---------------------------------------------------------------------------
Dimensions                   730x770x980 mm               730x770x980 mm
---------------------------------------------------------------------------
Weight                       Less than 240kg              Less than 240kg
---------------------------------------------------------------------------

                                   APPENDIX B
                              MAJOR SPECIFICATIONS
                               MODEL: LANIER 5218

--------------------------------------------------------------------------------------------------
Specifications                 Model: Lanier 5218
----------------------------   -------------------------------------------------------------------
1. Copier function
--------------------------------------------------------------------------------------------------
Multicopy speed                18 cpm

--------------------------------------------------------------------------------------------------
Resolution                     600 x 600 dpi
--------------------------------------------------------------------------------------------------
Gray scale                     Scanning: 256 level Marking: Binary
--------------------------------------------------------------------------------------------------
First Copy Speed               Less than 6.5 sec.
--------------------------------------------------------------------------------------------------
Paper sizes                    Max. 11" x 17" or A3
--------------------------------------------------------------------------------------------------
Paper input capacity           250sheets x 1tray.  100sheets bypass tray
--------------------------------------------------------------------------------------------------
Duplex                         No
--------------------------------------------------------------------------------------------------
Options
--------------------------------------------------------------------------------------------------
     ADF                       DF68: 50sheets, 15cpm
--------------------------------------------------------------------------------------------------
     Paper bank                PS400:  500 x 1tray, PS410: 500 x 2tray
--------------------------------------------------------------------------------------------------
     1 Bin Tray                PT180
--------------------------------------------------------------------------------------------------
2. Printer function (option)
--------------------------------------------------------------------------------------------------
a) Main controller board
--------------------------------------------------------------------------------------------------
Continuous print speed         18pm
--------------------------------------------------------------------------------------------------
Resolution                     600dpi
Printer language               PCL6 (PCL 5e+ PCL XL), PCL5e
--------------------------------------------------------------------------------------------------
Interface                      Parallel IEEE1284/ECP
--------------------------------------------------------------------------------------------------
Memory                         RAM: 16MB (Upgradable to Max 80MB)
Fonts                          1 true type fonts, 46 intellifonts
--------------------------------------------------------------------------------------------------
b) PostScript Kit
--------------------------------------------------------------------------------------------------
Printer language               Adobe PostScript level 3
--------------------------------------------------------------------------------------------------
Fonts                          136 Postscript fonts
--------------------------------------------------------------------------------------------------
c) NIC Ethernet
--------------------------------------------------------------------------------------------------
Topology                       100 base TX/10-Base T
--------------------------------------------------------------------------------------------------
Protocol                       TCP/IP, IPX/SPX, Apple Talk, NetBEUI
--------------------------------------------------------------------------------------------------
d) Printer HDD
Capacity                       1.6 GB
--------------------------------------------------------------------------------------------------
3  Fax function (option)
--------------------------------------------------------------------------------------------------
    Compatibility              ITU-T(CCITT) G3, G4 (Option)
--------------------------------------------------------------------------------------------------
    Resolution                 8x3.85/7.7 200x100/200dpi(std.) option: 8/16x 15.4 l/mm. 400x400dpi
--------------------------------------------------------------------------------------------------
    Compression Method         MH, MR, MMR, JBIG (option)
--------------------------------------------------------------------------------------------------
    SAF memory                 2MB (op: total 32 MB-28MB for SAF, 4MB for page memory)
--------------------------------------------------------------------------------------------------
    Page memory                4MB
--------------------------------------------------------------------------------------------------
    memory Backup              1 hour
--------------------------------------------------------------------------------------------------
    Quick Dial                 32 numbers
--------------------------------------------------------------------------------------------------
    Speed Dial                 100 numbers (up to 1000 numbers option)
--------------------------------------------------------------------------------------------------

                                   APPENDIX C
                          (Currency Rick Sharing Rule)

Ricoh and Lacier mutually agree the following rule to share the risk of currency exchange rate's fluctuation.

[For North and Latin America Region]

1. FOB prices are not fluctuated, but fixed for 6 months EXCEPT in the unusual case as explained in Clause 7.

2.       FOB Prices Periodical Review Months:   FOB prices shall be reviewed and
                                                decided every 6 months in
                                                (1) January and (2) July

3. When Ricoh offers a new model to Lanier, FOB prices shall be derided according to then effective Center Rate (the latest Center Rate) during the 6 months period.

4.       New Center Rate (= New Actual Exchange Rate):

         (1)   Oct 16th-Jan 15th    AVE JP Y/US$ TTB Rate by Bank of
                                    Tokyo-Mitsubishi in Japan.

         (2)   Apr 16th-July 15th   AVE JP Y/US$ TTB Rate by Bank of
                                    Tokyo-Mitsubishi in Japan.

         These New Rates shall be effective an the 1st day of the following month until the end of the next review month unless the rate is changed during the period due to the unusual case described is Clause 7.

5.       FOB Prices Adjustment Formula for the next 6 Months:

         New FOB = Currently Effective FOB x
                   [1 + ((Current Center Rate - New Center Rate) / 2)
                        ---------------------------------------------
                                     Current Center Rate]
                                              |
                                              |
                                              +--> FOB Adjustment Ratio

6.       Applicable Timing of New FOB:

         Such adjusted new FOB shall be effective from FEB & AUG Monthly Purchase Order by Lanier respectively, and it shall be effective until the next regular review month.

--------------------------------------------------------------------------------
        Review                            Applicable Term
        month
--------------------------------------------------------------------------------
         JAN From APR production to be firmed (from forecasted) on FEB 5th till SEP production to be firmed (from forecasted) on JUL 7th
--------------------------------------------------------------------------------
         JUL From OCT production to be firmed (from forecasted) on AUG 5th till MAR production to be firmed (from forecasted) on Jan 7th
--------------------------------------------------------------------------------

7.       Adjustment in Unusual Case:

         (1) If actual average rate from 16th day of any month to the 15th day of the following month during the 6 months period is upped or downed by 10% or more than Current Center Rate (A), the actual average rate of the month shall be considered as New Center Rate
               (B).

               In other words, FOB shall be decided according to the same adjustment formula at that time, even if it is not in a regular review month.

         (2) Such new FOB adjusted as unusual case shall not be fluctuated but effective from the next month's Monthly Purchase Order until the end of the next regular review month (JAN or JUL), New Center Rate (B) is this case shall be also effective until JAN or JUL.

         (3) But if actual average rate from 16th day of any month to the 15th day of the following month during the same 6 months period is fluctuated again 10% or more than (B), New Center Rate (B) is changed again, and FOB is changed again accordingly. Such 2nd changed FOB and Latest (newest) Center Rate (C) shall be effective until the end of the next regular review month.

         (4) Latest (newest) Center Rate (C) shall be used in the next regular review month to calculate the new FOB for the following 6 months period.

(Example)

REGULAR REVIEW MONTH       JUL/99


TERM                 AUG/99-JAN/00 (= OCT/99 production - MAR/00 production)


FOB JAPAN                  $ 10,000


CURRENT CENTER RATE        $1 = Yen 100(A)


IF AVE RATE BETWEEN AUG 16 - SEP 15     $ 1 = Yen 112 (B)
*CLAUSE 7-(1) UNUSUAL CASE              1 + [(100 - 112) / 2] / 100 = 0.94


NEW FOB               $10,000 x 0.94 = $9,400
*CLAUSE 7-1(1)&(2)    (effective from DEC/99 production until MAR/00 production)


IF AVE RATE IN BETWEEN     $1 = Yen 115 (not unusual case v.s. Yen 112(B))
  SEP 16-OCT 15TH          No pricing change   $9,400


IF AVE RATE IN OCT 16-JAN 15        $1 = Yen 108
(= REGULAR REVIEW MONTH)            1 + [(112-108) / 2] / 112 = 1.0178571
*CLAUSE 7-(4)                       $9,400 x 1.0178571 = $9,568
                      (effective from APR/00 production until SEP/00 production)

                                   APPENDIX C
                          (Currency Risk Sharing Rule)

[For Western Europe Region]

1. FOB prices are not fluctuated, but fixed for 6 months EXCEPT in the unusual case as explained in Clause 7.


2.       FOB Prices Periodical Review Months:   FOB prices shall be reviewed and
                                                decided every 6 months in
                                                (1) January and (2) July


3. When Ricoh offers a new model to Lanier, FOB prices shall be decided according to then effective Center Rate (the latest Center Rate) during the 6 months period.


4.       New Center Rate (= New Actual Exchange Rate):

         (1) Oct 16th-Jan 15th AVE JP Yen/DFL TTB Rate by Bank of Tokyo-Mitsubishi in Japan. (DFL shall be used to calculate the Center Rate for the entire Western Europe)

         (2) Apr 16th-Jul 15th AVE JP Yen/US$ TTB Rate by Beak of Tokyo-Mitsubishi in Japan, (DFL shall be used to calculate the Center Rate for the entire Western Europe)

               These New Rates shall be effective on the 1st day of the following month until the end of the next review month unless the rate is changed during the period due to the unusual case described in Clause 7.


5.       FOB Prices Adjustment Formula for the next 6 Months:


         New FOB = Currently Effective FOB x
                   [1 + ((Current Center Rate - New Center Rate) / 2)
                        ---------------------------------------------
                                     Current Center Rate]
                                              |
                                              |
                                              +--> FOB Adjustment Ratio

6.       Applicable Timing of New FOB:


         Such adjusted new FOB shall be effective from JUN & DEC Monthly Purchase Order by Lanier respectively, and it shall be effective until the next regular review month.

--------------------------------------------------------------------------------
       Review                                Applicable Term
        month
--------------------------------------------------------------------------------
         JAN From APR production to be firmed (from forecasted) on FEB 3rd till SEP production to be firmed (from forecasted) on JUL 3rd
--------------------------------------------------------------------------------
         JUL From OCT production to be firmed (from forecasted) on AUG 3rd till MAR production to be firmed (from forecasted) on Jan 3rd
--------------------------------------------------------------------------------

7.       Adjustment in Unusual Case:

         (5) If actual average rate from 16th day of any month to the 15th day of the following month during the 6 months period is upped or downed by 10% of more than Current Center Rate (A), the actual average rate of the month shall be considered as New Center Rate
               (B).
               In other words, FOB shall be derided according to the same adjustment formula at that time, even if it is not in a regular review month.

         (6) Such new FOB adjusted as unusual case shall not be fluctuated but effective from the next month's Monthly Purchase Order until the end of the next regular review month (FEB or AUG). New Center Rate (B) in this case shall be also effective until JAN or JULY.

         (7) But if actual average rate from 16th day of any month to the 15th day of the following month during the same 6 month period is fluctuated again 10% or more than (B), Near Center Rate (B) is changed again, and FOB is changed again accordingly. Such 2nd changed FOB and Latest (newest) Center Rate (C) shall be effective until the end of the next regular review month.

         (8) Latest (newest) Center Rate (C) shall be used in the next regular review month to calculate the new FOB for the following 6 months period.

(Example)


REGULAR REVIEW MONTH       Jul/99


TERM           Aug/99-Jan/00 (= Oct/99 production - Mar/00 production)


FOB JAPAN                  DFL 10,000


CURRENT CENTER RATE            DFL1=Yen 65 (A)


IF AVE RATE BETWEEN AUG 15 AND SEP 15           DFL1 = Yen 73 (B)
*CLAUSE 7-(1) UNUSUAL CASE               1+[(65-73) / 2] / 65= 0.9384615

NEW FOB                                  DFL10,000 x 0.9384615 = DFL9,385
*CLAUSE 7-(1)&(2)     (effective from DEC/99 production until APR/00 production)

IF AVE RATE BETWEEN SEP16      DFL1 = Yen 76 (not unusual case v.s. Yen 73 (B))
   AND OCT15                   No pricing change DFL9,385


IF AVE RATE BETWEEN OCT16 AND JAN15      DFL1 = Yen 69
(= REGULAR REVIEW MONTH)                 1+[(73-69) / 2] / 73 = 1.0273973
*CLAUSE 7-(4)                            DFL9,385 x 1.0273973 = DFL9,642
                                         (effective from APR/00 production
                                            until SEP/00 production)

              "Appendix D--Annual Minimum Purchase Quantity"

--------------------------------------------------------------------------
                                               1999
                          ------------------------------------------------
    Model       Region      Minimum Units              Period
------------   --------   -----------------   ----------------------------
Fax  7570      USA         2,400              99/1 - 99/12
--------------------------------------------------------------------------
               America     1,500    (1,200)   99/1 - 99/6  (99/7 - 99/12)

Lanier 5020    Europe      2,400    (1,900)   99/1 - 99/6  (99/7 - 99/12)
  (Adam)
               Australia      140     (100)   99/1 - 99/6  (99/7 - 99/12)
--------------------------------------------------------------------------
               America     2,400              99/1 - 99/12

Lanier 5025    Europe      2,400              99/1 - 99/12
  (Adam-E)
               Australia      200             99/1 - 99/12
--------------------------------------------------------------------------
               America        600             99/1 - 99/12

Lanier 5265    Europe         540             99/1 - 99/12
  (SP 5)

               Australia       60             99/1 - 99/12
--------------------------------------------------------------------------
               America      1,440             99/1 - 99/12

Lanier 5235    Europe       1,260             99/1 - 99/12
  (NAD30)

               Australia      180             99/1 - 99/12
--------------------------------------------------------------------------
               America        980             99/1 - 99/12

Lanier 5246    Europe         840             99/1 - 99/12
  (NAD40)

               Australia      120             99/1 - 99/12
--------------------------------------------------------------------------
               America        900             99/1 - 99/12

Lanier 5255    Europe         810             99/1 - 99/12
  (SP5L)

               Australia       90             99/1 - 99/12
--------------------------------------------------------------------------
               America      1,200             99/7 - 99/12

Lanier 5218    Europe       1,800             99/7 - 99/12
  (Stinger)
               Australia      150             99/7 - 99/12
--------------------------------------------------------------------------
               America        200             99/11 - 99/12

Lanier 5222    Europe         320             99/11 - 99/12
  (Russian)
               Australia       20             99/11 - 99/12
--------------------------------------------------------------------------
               America        200             99/11 - 99/12

Lanier 5227    Europe         320             99/11 - 99/12
  (Russian)
               Australia       20             99/11 - 99/12
--------------------------------------------------------------------------
               America        750             99/4 - 99/12

Lanier 5706    Europe         540             99/4 - 99/12
  (Iris)
               Australia                      99/4 - 99/12
--------------------------------------------------------------------------
               America        300             99/6 - 99/12

Lanier 5806    Europe         280             99/6 - 99/12
  (Lilac)
               Australia                      99/6 - 99/12
--------------------------------------------------------------------------
               America        180             99/7 - 99/12

Lanier 5710    Europe                         99/7 - 99/12
  (Cattleya)
               Australia                      99/7 - 99/12
--------------------------------------------------------------------------
               America     11,880             99/1 - 99/12

Copier         Europe      13,410             99/1 - 99/12
Total
               Australia    1,080             99/1 - 99/12
               -----------------------------------------------------------
               G. total    28,320             99/1 - 99/12
--------------------------------------------------------------------------

APPENDIX FOR LANIER 5218                                           JULY 16, 1999

                                   APPENDIX E

                            CONSUMABLE PARTS WARRANTY

Vendor warrants that, except for the parts listed below, all parts originally incorporated in or attached to the Lanier 5218 will be free from defects in material and workmanship for 36,000 outputs.

There are no consumable parts covered by the warranty on the Lanier 5218 model.

APPENDIX FOR LANIER 5218                                           JULY 16, 1999

                                   APPENDIX F

                            WARRANTY COMPENSATION FEE

1. The cost of warranty for the parts originally incorporated in or attached to the machine, except for the Toner / Photo-conductor Cartridge, is as follows:

------------------------------------------------------------------------
               Model                            Warranty Fee
------------------------------------------------------------------------
            Lanier 5218                           US $ 2.70
------------------------------------------------------------------------
                                                  Euro 2.40
------------------------------------------------------------------------
                                                 JPN Yen 290
------------------------------------------------------------------------

Note: The cost mentioned above includes the cost for warranty for all accessories listed below.

o        DF68

o        PS400

o        PS410

o        PT180

o        Printer Controller T-185

o        PS3 Kit T-185

2. The cost of warranty with respect to the TONER/PHOTO-CONDUCTOR CARTRIDGE (G755-55) sold separately by Vendor to Lanier for use in the above model is;

     US $            0.40
     --------------------
     Euro            0.30
     --------------------
     JPN Yen          50

WARRANTY EXHIBIT FOR IRIS/LILAC                                     JULY 6, 1999

                                   APPENDIX E

                            CONSUMABLE PARTS WARRANTY

Vendor warrants that, except for the parts listed below, all parts originally incorporated in or attached to the LANIER 5706/5806 will be free from any defects in material and workmanship for 68,000 developments (5706), 113,000 DEVELOPMENTS (5806/5806E) with respect to parts NOT listed below.

For Lanier 5706/5806/5806E

-------------------------------------------------------------------------
Item   Part Number                Description                Developments
----   -----------   -------------------------------------   ------------
  1      A2591680    Filter: Scanner: 15N                       34,000
-------------------------------------------------------------------------
  2      A2593565    Lubricant Bar. Drum Cleaning               34,000
-------------------------------------------------------------------------
  3      AD041058    Drum Cleaning Brush                        34,000
-------------------------------------------------------------------------
  4      A2591082    Filter: Around The photoconductor          34,000
-------------------------------------------------------------------------
  5      A2596741    Belt Cleaning Blade                        34,000
-------------------------------------------------------------------------
  6      A2596050    Transfer Belt                              34,004
-------------------------------------------------------------------------
  7      AA012092    Dust Filter                                34,000
-------------------------------------------------------------------------
  8      A2594080    Oil Supply Pad                             34,000
-------------------------------------------------------------------------
  9      A2594144    Pressure Roller Pad (EU/ Asia only)        34,000
-------------------------------------------------------------------------
 10      AE010025    Hot Roller                                 34,000
-------------------------------------------------------------------------
 11      A2596255    Paper Transfer                             34,000
-------------------------------------------------------------------------
 12      A2596225    Paper Transfer Roller Blade                34,000
-------------------------------------------------------------------------
 13      A2596231    Corona Wire: Paper Separation              34,000
-------------------------------------------------------------------------

For Lanier 5806/5806E

-------------------------------------------------------------------------
Item   Part Number                Description                Developments
----   -----------   -------------------------------------   ------------
  1      AX520036    Halogen Lamp: 65V 128W: FROST              68,000
-------------------------------------------------------------------------
  2      AD020083    PPC Charge Wire                            68,000
-------------------------------------------------------------------------
  3      AD042036    Drum Cleaning Brush                        68,000
-------------------------------------------------------------------------
  4      AD020081    Corona Wire: Charge Corona                 68,000
-------------------------------------------------------------------------
  5      AD020082    Grid: Charge Corona                        68,000
-------------------------------------------------------------------------
  6      A2596715    Belt Cleaning Brush                        68,000
-------------------------------------------------------------------------
  7      A2596745    Lubricant Bar                              68,000
-------------------------------------------------------------------------
  8      AE041002    Hot Roller Blade                           68,000
-------------------------------------------------------------------------
  9      AE041005    Pressure Roller Blade (EU/Asia only)       68,000
-------------------------------------------------------------------------
 10      AE020085    Pressure Roller                            68,000
-------------------------------------------------------------------------
 11      AF031032    Paper Feed Roller                          34,000
-------------------------------------------------------------------------
 12      AF032037    Separation Roller                          34,000
-------------------------------------------------------------------------

For the photoconductor

-------------------------------------------------------------------------
Item   Part Number                Description                Developments
----   -----------   -------------------------------------   ------------
  1      A2599510    OPC Drum                                   60,000
-------------------------------------------------------------------------

WARRANTY EXHIBIT FOR IRIS/LILAC                                     JULY 6, 1999

                                   APPENDIX F

                            WARRANTY COMPENSATION FEE

1. The cost of warranty for the parts originally incorporated or attached to the machine, except for the photoconductor, is as follows:

       ---------------------------------------
                                WARRANTY FEE
                             -----------------
               MODEL          US$   EURO   JPY
       ---------------------------------------
       Lanier 5706 (A258)    5.50   4.40   590
       ---------------------------------------
       Lanier 5806 (A259)    5.80   4.70   630
       ---------------------------------------
       Lanier 5806E (A260)   5.80   4.70   630
       ---------------------------------------

Note: The cost mentioned above includes the cost for warranty for all accessories listed below.

o        F-806 20 Bin finisher

o        S-706 3 Bin sorter

o        SS806-2

o        SS806-3

o        CI-806 AG/AH

o        Platen Cover type 100

o        H-806

o        RADF-806

o        ET-806

o        SP-806 AG/AH

2. The cost of warranty with respect to the Photsconductor (Part Number A2599510) sold separately by Vendor to Lanier for use In the above model is US$ 0.30 or EURO 0.30 or YEN 40 per the photoconductor.

WARRANTY EXHIBIT FOR CATTLEYA                                       JULY 6, 1999

                                   APPENDIX E

                            CONSUMABLE PARTS WARRANTY

Vendor warrants that, except for the parts listed below, all parts originally incorporated in or attached to the LANIER 5710/ 5710E will be free from any defects in material and workmanship for 333,000 developments with respect to parts NOT listed below.

-------------------------------------------------------------------------
Item   Part Number                Description                Developments
----   -----------   -------------------------------------   ------------
  1     A2573607     Lubricant Bar                               45,000
-------------------------------------------------------------------------
  2     AD020084     PPC Wire                                    45,000
-------------------------------------------------------------------------
  3     AD041050     Cleaning Blade                              45,000
-------------------------------------------------------------------------
  4     AD042037     Cleaning Brush                              45,000
-------------------------------------------------------------------------
  5     A1727642     Wire Cleaner Pad                            45,000
-------------------------------------------------------------------------
  6     AD041060     Bias Roller Blade                           45,000
-------------------------------------------------------------------------
  7     AD020086     Charge Corona Wire                          45,000
-------------------------------------------------------------------------
  8     AD020085     Charge Corona Grid                          45,000
-------------------------------------------------------------------------
  9     A2576358     ITB Lubricant Brush                        113,000
-------------------------------------------------------------------------
 10     A2576350     ITB Cleaning Blade                         113,000
-------------------------------------------------------------------------
 11     A2576360     ITB Lubricant Bar                          113,000
-------------------------------------------------------------------------
 12     A2576050     Transfer Belt                               45,000
-------------------------------------------------------------------------
 13     AE010022     Hot Roller                                  45,000
-------------------------------------------------------------------------
 14     A2574171     Hot Roller Oil Supply Pad                   45,000
-------------------------------------------------------------------------
 15     AE020083     Pressure Roller                             90,000
-------------------------------------------------------------------------
 16     AE030015     Hot Roller Bearing                          90,000
-------------------------------------------------------------------------
 17     AE030019     Pressure Roller Bearing                     90,000
-------------------------------------------------------------------------
 18     AE043011     Hot Roller Blade                            90,000
-------------------------------------------------------------------------
 19     A2574187     Pressure Roller Blade                       90,000
-------------------------------------------------------------------------
 20     A2574191     Pressure Roller Oil Supply Pad              90,000
-------------------------------------------------------------------------
 21     A2576271     Paper Transfer Belt                        113,000
-------------------------------------------------------------------------
 22     A2576205     PTB Cleaning Blade                         113,000
-------------------------------------------------------------------------
 23     A2576202     PTB Cleaning Brush                         113,000
-------------------------------------------------------------------------
 24     AD020087     Belt Discharge Wire                        113,000
-------------------------------------------------------------------------
 25     AD020086     PTB Separation Corona Wire                 113,000
-------------------------------------------------------------------------
 26     A2576264     PTB Back Brush                             113,000
-------------------------------------------------------------------------
 27     AF030025     Paper Pick Up Roller                       225,000
-------------------------------------------------------------------------
 28     AF031026     Paper Feed Roller                          225,000
-------------------------------------------------------------------------
 29     AF032027     Separation Roller                          225,000
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Item   Part Number                Description                Developments
----   -----------   -------------------------------------   ------------
 30      A2574967    Paper Feed Separation Roller               225,000
-------------------------------------------------------------------------
 31      AF031032    Paper Feed Roller                          225,000
-------------------------------------------------------------------------
 32      AF013003    Duplex Bottom Plate Pad                    225,040
-------------------------------------------------------------------------
 33      AA012108    Revolver Filter                             45,000
-------------------------------------------------------------------------
 34      A2572478    Charge Corona Filter                        45,000
-------------------------------------------------------------------------
 35      AA012107    Exhaust Dust Filter                         45,000
-------------------------------------------------------------------------
 36      AA010106    Fusing Unit Filter                          45,000
-------------------------------------------------------------------------
 37      A5481482    Transport Belt                              45,000
-------------------------------------------------------------------------
 38      A5481276    Friction Belt                               45,000
-------------------------------------------------------------------------
 39      A5481271    Separation Roller                           45,000
-------------------------------------------------------------------------
 40      AF031021    Feed Roller                                 85,000
-------------------------------------------------------------------------
 41      AF032021    Separation Roller                           85,000
-------------------------------------------------------------------------
 42      AF030021    Pick Up Roller                              85,000
-------------------------------------------------------------------------

For the photoconductor

-------------------------------------------------------------------------
Item   Part Number                Description                Developments
----   -----------   -------------------------------------   ------------
  1      A2579510    OPC Drum                                    60,000
-------------------------------------------------------------------------

WARRANTY EXHIBIT FOR CATTLEYA                                       JULY 6, 1999

                                   APPENDIX F

                            WARRANTY COMPENSATION FEE

1. The cost of warranty for the parts originally incorporated or attached to the machine, except for the photoconductor, is as follows:

       ------------------------------------------
                                WARRANTY FEE
                             --------------------
               MODEL          US$    EURO    JPY
       ------------------------------------------
       Lanier 5710 (A257)    13.90   12.30   1650
       ------------------------------------------
       Lanier 5710E (A269)   13.90   12.30   1650
       ------------------------------------------

Note: The cost mentioned above includes the cost for warranty for all accessories listed below.

o        RADF-806
o        F-810
o        SP-806AG
o        H-806
o        LOC-545 AG
o        LCT Adapter Type A
o        Platen Cover Type 100
o        ET-806
o        CI-810AG

2. The cost of warranty with respect to the Photoconductor (Part Number A2579510) sold separately, by Vendor to Lanier for use in the above model is US$0.50 or EURO 0.40 or YEN 60 per the photoconductor.